SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K
                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                 Date of Report (date of earliest event reported):
                                 June 25, 2003




                              XEROX CORPORATION
             (Exact name of registrant as specified in its charter)


   New York                        1-4471                     16-0468020
(State or other               (Commission File               (IRS Employer
 jurisdiction of               Number)                        Identification
 incorporation)                                               No.)




                             800 Long Ridge Road
                               P. O. Box 1600
                       Stamford, Connecticut  06904-1600
              (Address of principal executive offices)(Zip Code)




              Registrant's telephone number, including area code:
                              (203) 968-3000




                              Not Applicable
        (Former name or former address, if changed since last report)










Item 5.  Other Events.

Registrant completed today a $3.6 billion recapitalization that includes public offerings of common stock, 3-year mandatory convertible preferred stock and 7-year and 10-year senior unsecured notes as well as a new $1 billion credit facility.

The credit facility consists of a $700 million revolving facility and a $300 million term loan, both maturing in September 2008. Registrant does not currently intend to draw the revolver on an ongoing basis.

Registrant used net proceeds from the public offerings and the new credit facility as well as a portion of its current cash balance to prepay and terminate, effective today, the $3.1 billion outstanding under its existing bank facility.

The underwriters exercised their 15 percent over-allotment option on the common stock and preferred stock offerings. As a result, Registrant raised $472 million through the sale of 46 million shares of common stock at $10.25 per share and $920 million through the sale of 9.2 million shares of 3-year mandatory convertible preferred stock at $100 per share. This preferred stock has an annual dividend yield of $6.25 per share and a conversion price of up to $12.30.

"The successful completion of this financing is evidence of investors' confidence in Xerox's solid operations and effective strategy to grow the business through the industry's broadest portfolio of services and systems," said Lawrence A. Zimmerman, Registrant's senior vice president and chief financial officer. "Demand for the offerings exceeded initial expectations, further strengthening Xerox's balance sheet and providing even more financial and operating flexibility to build on Xerox's growth initiatives."

The recapitalization also included the sale of $700 million of 7-year senior unsecured notes due 2010 and bearing interest at 7 1/8 percent as well as $550 million of 10-year senior unsecured notes due 2013 and bearing interest at 7 5/8 percent.

In addition, Registrant's agreement with Citigroup, Deutsche Bank, Goldman Sachs, JPMorgan, Merrill Lynch and UBS for the new $1 billion credit facility became effective today. Registrant noted that the covenants under the new credit agreement reflect Registrant's improved financial position. For example, there are no mandatory prepayments and the interest rate decreased about 2 percentage points under the new credit facility. It now ranges from
1.75 percent to 3 percent over LIBOR with an initial rate of 2.75 percent over LIBOR.

Registrant said it expects that its reduced interest expense will largely offset the dilutive impact of the additional shares in the second half of this year and in 2004.












                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain certain statements that are not historical fact and which are deemed to be forward-looking. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

The words "anticipate," "believe," "estimate," "expect," "intend," "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, intended or expected. We do not intend to update these forward-looking statements.

We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the forward-looking statements. Such events and factors include, but are not limited to, those listed under "Forward Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2002, our Quarterly Report on Form 10-Q for the three months ended March 31, 2003, our Current Report on Form 8-K dated April 30, 2003 and under similarly captioned sections in future filings that we make with the SEC under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


































                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.


                                        XEROX CORPORATION


                                        /s/  Martin S. Wagner
                                        ___________________________
                                        By:  Martin S. Wagner
Dated:  June 25, 2003                        Assistant Secretary

3